Exhibit 10.1
------------

                             AMENDMENT NO. ONE TO

                         BAY VIEW CAPITAL CORPORATION

           Amended and Restated 1995 Stock Option and Incentive Plan


     Effective July 22, 1999, Section 2 of the Bay View Capital Corporation Amended and Restated 1995 Stock Option and Incentive Plan is amended by revising the definition of "Normal Retirement" to read in its entirety as follows:

          "Normal Retirement" -- means retirement from employment with the Corporation after the Participant has: (i) reached the age of 55 and maintained Continuous Service for at least three years; or (ii) reached the age of 50 and maintained Continuous Service for at least five years.